HMG/COURTLAND PROPERTIES, INC.
1870 South Bayshore Drive
Coconut Grove, Florida 33133
(305) 854-6803

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 25, 2011

TO THE SHAREHOLDERS:	August 1, 2011

The annual meeting of shareholders of HMG/Courtland Properties, Inc. (the "Company") will be held at 10:30 A.M., on Thursday, August 25, 2011, at the Grove Isle Club and Resort, 4 Grove Isle Drive, Coconut Grove, Florida for the following purposes:

I.        To elect a Board of Directors;

II.       To act upon the renewal of the Advisory Agreement between the Company and HMGA, Inc. (formerly HMG Advisory Corp.);

III.      To act upon the Company’s newly adopted 2011 Stock Option Plan; and

IV.       To transact such other business as may properly come before the meeting.

The record date for determining shareholders entitled to notice of and to vote at the annual meeting is July 29, 2011.

Enclosed is a copy of the Company's Annual Report to Shareholders (Form 10-K) for the fiscal year ended December 31, 2010.

It is important, whether or not you plan to attend the meeting in person, that you fill in, sign and date the accompanying proxy and return it promptly in the postage prepaid envelope which is enclosed for your convenience. The signing and mailing of the proxy will not affect your right to vote your shares in person if you attend the meeting and desire to do so.

By Order of the Board of Directors

Larry Rothstein
President and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 25, 2011.

Copies of the Proxy Statement, Form of Proxy and our Annual Report to Shareholders are available at the home page of our website, www.hmgcourtland.com.

IMPORTANT VOTING INFORMATION

If you hold your shares through a broker, bank or other financial institution, the U.S. Securities and Exchange Commission (“SEC”) has approved a New York Stock Exchange rule that changes the manner in which your vote in the election of directors will be handled at our upcoming 2011 annual meeting of shareholders.

Shareholders who hold Company shares through a broker, bank or other financial institution receive proxy materials and a voting instruction form before each shareholder meeting.  In the past, if you did not transmit your voting instructions before the shareholder meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine.

A New Rule for Shareholder Voting

Effective January 1, 2010, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the voting instruction form.  For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the shareholder meeting.

PROXY STATEMENT
OF
HMG/COURTLAND PROPERTIES, INC.

The accompanying proxy is solicited by the Board of Directors for use at the annual meeting of shareholders and is being mailed with this Proxy Statement to all shareholders on or about August 1, 2011.  If a proxy card is properly signed and is not revoked by the shareholder, the shares of common stock of the Company (the "Shares") represented thereby will be voted at the meeting in accordance with the instructions, if any, of the shareholder.  If no contrary instructions are given, they will be voted for the election of directors nominated by the Board of Directors, and for approval of the renewal of the advisory agreement (the "Advisory Agreement") between the Company and HMGA, Inc. (formerly HMG Advisory Corp.) (the "Adviser") and the Company’s 2011 Stock Option Plan.  A broker, bank or other financial institution may not vote your Shares if you have not provided instructions (“broker non-votes”).  Any shareholder may revoke his proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

Holders of Shares of record at the close of business on July 29, 2011 are entitled to notice of and to vote at the meeting. On that date, there were 1,010,426 Shares outstanding. Each Share is entitled to one vote on all business of the meeting.  The holders of a majority of the outstanding Shares, present in person or represented by proxy, will constitute a quorum at the meeting.  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders.

As of July 29, 2011, Transco Realty Trust ("Transco") was the beneficial owner of 477,300 Shares, or 47% of the outstanding Shares.  The Company has been advised by its officers and nominees for directors, and their affiliated shareholders, Transco, the Adviser and subsidiaries (“HMGA”) and T.G.I.F. Texas, Inc. ("T.G.I.F.") that they intend to vote for the election of each of the nominees and for the approval of the Advisory Agreement and the Company’s 2011 Stock Option Plan.  Such shareholders own in the aggregate 597,430 shares, or 59% of the outstanding Shares.  As a result, each of the nominees is expected to be elected as a director and the Advisory Agreement and the 2011 Stock Option Plan are expected to be approved.  As noted below, certain directors of the Company are affiliated with principal shareholders of the Company and are principal shareholders, directors and officers of the Adviser.  See "Election of Directors" below for information concerning holders who may be deemed to own beneficially more than 5% of the outstanding Shares.

ELECTION OF DIRECTORS

The entire Board of Directors will be elected at the annual meeting of shareholders to serve until the next annual meeting of shareholders and until the election and qualification of their successors.  In the event any nominee should not continue to be available for election, proxies may be voted for the election of a substitute nominee or the Board of Directors may elect to reduce the number of directors.  The Board of Directors has no reason to anticipate that any nominee will not be available for election. All of the nominees have been elected previously by the shareholders.

An affirmative vote by the holders of a majority of the Shares entitled to vote at the Annual Meeting of Shareholders is required for the election of each director.

Our Board of Directors unanimously recommends that the shareholders vote for the election of all five nominees for director.

Set forth below is certain information about each director, each nominee for director and the Shares held by all directors, executive officers and certain other shareholders.

In determining to nominate the five nominees for election to the Board, our Board has considered the specific experiences and attributes of each director listed below and, based on their direct personal experience, the insight and collegiality that each of the nominees brings to board deliberations.

Maurice Wiener, 69, has been Chairman of the Board of Directors and the Chief Executive Officer of the Company since 1974.  He is also the chairman of the board and chief executive officer of the Advisor, executive trustee of Transco Realty Trust, and a director of T.G.I.F. Texas, Inc.  Mr. Wiener has provided the strategic vision in the development of our business over the past thirty-seven years, and his familiarity with the Company’s business gives Mr. Wiener insights and experience valuable to his service on the Board.

Larry Rothstein, 58, has been a director since 1998.  Mr. Rothstein has been President, Treasurer and Secretary of the Company since 1983.  He is also a director, president, treasurer and secretary of the Advisor, a trustee and vice president of Transco and vice president of T.G.I.F. Texas, Inc.  Mr. Rothstein has significant familiarity with the Company and particular knowledge of the real estate and financial industries which are important to his service on the Board.

Walter G. Arader, 92, has been a director since 1977.  Mr. Arader has been President of Walter Arader and Associates, which is a financial and management consulting firm for more than the past five years.  He is a member of the Audit Committee of our Board.  Mr. Arader’s experience with financial and management issues, as well as his being a member of our Audit Committee, are important to his service on the Board.

Harvey Comita, 81, has been a director since 1992.  Mr. Comita has been a business consultant for more than the past five years.  He is also a trustee of Transco Realty Trust.  He is a member of the Audit Committee of our Board.  Mr. Comita’s experience as a business consultant, and especially in the real estate industry, as well as his being a member of our Audit Committee, are important to his service on the Board.

Richard M. Wiener, 70, was elected to the Board in 2010.  Mr. Wiener (who is not related to Maurice Wiener) is a practicing attorney in New York, specializing in real estate and commercial transactions for more than twenty-five years.  He has broad experience in real estate investment, development, financing and acquisitions.  Mr. Wiener’s legal background and experience, and his long outstanding involvement in the real estate industry are valuable to his service on the Board.

Shares Held as of July 29, 2011

Name(7)(8)	Shares owned by the nominee or members of his family(1)		Additional Shares in which the named person has, or participates in, the voting or investment power(2)		Total Shares & percent of class

Maurice Wiener	10,600	(4)	541,830	(3) (5)	552,430	55%

Larry Rothstein	18,000	(4)	541,830	(3)	559,830	55%

Walter G. Arader	10,400	(4)	-0-		10,400	1%

Harvey Comita	5,000	(4)	477,300	(6)	482,300	48%

Richard N. Wiener	-0-		-0-		-0	-

All Directors and Executive Officers as a Group	55,600	(4)	541,830	(4)	597,430	59%

Transco Realty Trust 1870 S. Bayshore Drive Coconut Grove, FL 33133	477,300	(5)			477,300	47%
Comprehensive Financial Planning, Inc. 3950 Fairlane Drive Dacula, GA 30019	118,194	(9)			118,194	12%
____________________________

(1)	Unless otherwise indicated, beneficial ownership is based on sole voting and investment power.

(2)
Shares listed in this column represent shares held by entities with which the directors or officers are associated.  Directors, officers and members of their families have no ownership interest in these shares.

(3)
This number includes the number of shares held by Transco (477,300 Shares), HMG Advisory Corp. (54,530 shares) and T.G.I.F. Texas, Inc. (10,000 shares).  Several of the directors of the Company are directors, trustees, officers or shareholders of those firms.

(4)
This number excludes options granted under the 2000 Stock Option Plan, which expired on June 25, 2011.  In March 2011, the 2011 Stock Option Plan was adopted by the Stock Option Committee of the Board of Directors subject to shareholder approval.  If approved by the shareholders, options will be granted to Mr. Maurice Wiener, 40,500; Mr. Rothstein, 29,900; 5,000 each to Arader, Comita and R. Wiener; and 16,700 to two officers.  Reference is made to “Compensation of Directors and Executive Officers and Other Transactions” for further information about the 2011 Stock Option Plan.

(5)
Mr. Maurice Wiener holds approximately 33% and 57% of the stock of Transco and HMGA Inc., respectively, and may therefore be deemed to be the beneficial owner of the shares of the Company held by Transco and HMGA Inc.

(6)	This number represents the number of shares held by Transco, of which Mr. Comita is a trustee.

(7)	Except as otherwise set forth, the address for these individuals is 1870 South Bayshore Drive, Coconut Grove, Florida, 33133.

(8)	No shares of stock of the executive officers and directors have been pledged as collateral.

(9)	Comprehensive Financial Planning, Inc. has shared investment power on all shares and sole voting power on all shares.

For information concerning relationships of certain directors and officers of the Company to the Adviser, see "Approval of Renewal of the Advisory Agreement."

As a result of these relationships, the persons named above may be deemed to share investment power and voting power of Shares held by each firm with which they are associated in conjunction with a number of other persons, including in several cases, persons who are neither directors nor officers of the Company.

Meetings of the Board of Directors

The Board of Directors held four meetings during 2010.  During this period all of the then directors of the Company attended at least 75% of the total number of meetings of the Board and any committee of which they were a member.  The Board of Directors encourages director attendance at the Annual Meeting of the Shareholders.  All of the then members of the Board of Directors attended the 2010 Annual Meeting of the Shareholders.

Committees of the Board of Directors

The Board of Directors has an Audit Committee and a Stock Option Committee.  The Company does not have a Compensation Committee. Messrs. Arader and Comita serve as members of the Audit Committee.  The Audit Committee met four times during 2010.

Messrs. Arader and Comita serve as members of the Stock Option Committee.  The committee is authorized to grant options to officers and key employees of the Company.  The Stock Option Committee did not meet during 2010.

Nominating Committee

The Board of Directors does not have a standing Nominating Committee due to the size of the Board; however, the Company's independent directors review and make recommendations to the Board regarding the size and composition of the Board, consider and recruit candidates for director nominees based upon recommendations from current outside directors, members of management, outside consultants or search firms, and shareholders; recommends on an annual basis a slate of director nominees for approval by the Board and the shareholders and reviews our committee structure and membership.  The independent directors are Messrs. Arader, Comita and Richard N. Wiener.

All independent directors are "independent" directors as defined by the current NYSE Alternext US LLC Company Guide.  The Company does not have a Nominating Committee charter.

In evaluating and determining whether to recommend a person as a candidate for election as a director, the independent directors' criteria reflects the requirements of the NYSE Alternext US LLC Company Guide rules with respect to independence and the following factors: the needs of the Company with respect to the particular talents and experience of its directors, personal and professional integrity of the candidate, level of education and/or business experience, broad-based business acumen, the level of understanding of the Company's business and the income-producing commercial properties industry, strategic thinking and a willingness to share ideas, and diversity of experiences, expertise and background.  These directors will use these and other criteria that they deem appropriate to evaluate potential nominees and will not evaluate proposed nominees differently depending upon who has made the recommendation.

The independent directors will consider proposed nominees whose names are submitted to them by shareholders. They have not adopted a formal process for that consideration because they believe that this informal consideration process will be adequate.  The independent directors intend to review periodically whether a more formal policy should be adopted.

Any shareholder who desires to recommend a nominee for director must submit a letter, addressed to Secretary, HMG/Courtland Properties, Inc., 1870 South Bayshore Drive, Coconut Grove, Florida 33133, and which is clearly identified as a "Director Nominee Recommendation."  All recommendation letters must identify the author as a shareholder and provide a brief summary of the candidate's qualifications, as well as contact information for both the candidate and the shareholder.  Shareholders who wish to make a recommendation for a nominee to be elected at the Company's 2012 Annual Meeting must submit their recommendation by March 31, 2012, to allow for meaningful consideration and evaluation of the nominees by the independent directors.

Leadership Structure

Mr. Maurice Wiener, the Chief Executive Officer throughout the Company’s history, is also the Chairman of the Board.  The Board has concluded, in light of present circumstances, that this arrangement best suits the Company’s needs because of Mr. Wiener’s role as strategic visionary and significant shareholder of the Company.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in monitoring the integrity of our financial statements, our independent auditor's qualifications and independence, the performance of our independent auditors, and our compliance with legal and regulatory requirements.  The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  The Board of Directors has determined that each member of the Audit Committee, Messrs. Arader and Comita, is (1) an "audit committee financial expert," as that term is defined in Item 407(d)(5)(i) of Regulation S-K of the Exchange Act, and (2) "independent" as defined by the NYSE Alternext US LLC Company Guide and Section 10A(m)(3) of the Exchange Act.  The committee operates pursuant to a charter that was last amended by the Board on June 16, 2003.  The Audit Committee charter may be found on our website, www.hmgcourtland.com.

Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors for the Company's 2010 fiscal year, Cherry, Bekaert & Holland, L.L.P. ("CBH"), were responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

In performing its oversight role, the Audit Committee has, among other things covered in its charter, reviewed and discussed the audited financial statements with management and the independent auditors.  The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.  The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No.1, Independence Discussions with Audit Committees, as currently in effect.  The committee has also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

Based on the reviews, reports and discussions described in this Report, and subject to the limitations on the role and responsibilities of the committee referred to in this Report and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not necessarily experts in the fields of accounting or auditing, nor with respect to auditor independence.  Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.  Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee's considerations, efforts and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that CBH is in fact "independent."

Members of the Audit Committee:
Walter G. Arader
Harvey Comita

INDEPENDENT PUBLIC ACCOUNTANTS

CBH has been serving as our independent accountants. In performing its oversight role and as part of its regular process of recommending an independent auditor to the Board of Directors, the Audit Committee is in the process of reviewing whether to retain CBH as our independent accounting firm for the 2011 fiscal year.  Such review has not been completed and no recommendation has been made to the Board of Directors for the selection of the Company's independent auditors for 2011. A representative of CBH is not expected to be present at the Annual Meeting.  The Audit Committee pre-approved all services rendered to the Company by its independent accountants.

The aggregate fees billed by the Company's accounting firm for the years ended December 31, 2010 and December 31, 2009 are as follows:

Fees of Accountants

	Aggregate Amount Billed		Share of Total
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Audit fees, including review of quarterly financial statements	$87,000	$94,000	85%	82%

Tax fees (consists of fees related to tax compliance and planning)	15,000	20,000	15%	18%

Total Fees	$102,000	$114,000	100%	100%

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive officers receive no cash compensation from the Company in their capacity as executive officers. Executive officers are eligible to receive stock options pursuant to the 2011 Stock Option Plan, if approved by shareholders.

Compensation of Directors.  The following table summarizes director's compensation for the year ended December 31, 2010:

Director	Annual Fee	Board Meeting Fee	Committee Meeting Fee	Total Compensation
Maurice Wiener	$17,000	$2,250	$-	$19,250
Larry Rothstein	17,000	2,250	3,750	23,000
Walter Arader	12,000	2,250	3,750	18,000
Harvey Comita	12,000	2,250	3,750	18,000
Richard Wiener	6,000	1,500	-	7,500
Totals	$64,000	$10,500	$11,250	$85,750

Annual director's fees are paid at the beginning of each quarter and board and committee meeting fees are paid for each meeting a director attends.  The annual fee for outside directors is $12,000 per year plus meeting fees of $750 per meeting.

Outstanding Equity Awards to Executive Officers.

The following table summarizes all outstanding equity awards to the Company's executive officers as of December 31, 2010.  These options are no longer exercisable and there are no unearned options outstanding.

Executive Officer	Number of Options	Exercise Price	Expiration Date
Maurice Wiener	28,500	$8.33 per share	June 25, 2011
Maurice Wiener	12,000	$12.25 per share	June 25, 2011
Larry Rothstein	24,900	$7.57 per share	June 25, 2011
Larry Rothstein	5,000	$12.10 per share	June 25, 2011

Stock Options.  In November 2000, the Company's Board of Directors authorized the 2000 Stock Option Plan (the "2000 Plan"), which was approved by the shareholders in June 2001.  The Plan, which permitted the grant of qualified and non-qualified options expired in June 2011, and was intended to provide incentives to the directors and employees (the "employees") of the Company, as well as to enable the Company to obtain and retain the services of such employees.  The Plan was administered by a Stock Option Committee (the "Committee") appointed by the Board of Directors.  The Committee selected those key officers and employees of the Company to whom options for shares of common stock of the Company were granted.  The Committee determined the purchase price of shares deliverable upon exercise of an option; such price was not, however, less than 100% of the fair market value of a share on the date the option was granted.  Payment of the purchase price was made in cash, Company stock, or by delivery of a promissory note, except that the par value of the stock was paid in cash or Company stock. Shares purchased by delivery of a note were pledged to the Company.  Shares subject to an option were purchased by the optionee within ten years from the date of the grant of the option.  However, options automatically terminated if the optionee's employment with the Company terminated other than by reason of death, disability or retirement.  Further, if, within one year following exercise of any option, an optionee had terminated his employment other than by reason of death, disability or retirement, the shares acquired upon exercise of such option would have been sold to the Company at a price equal to the lesser of the purchase price of the shares or their fair market value.

On June 25, 2001, options were granted to all officers and directors to purchase an aggregate of 86,000 common shares at no less than 100% of the fair market value at the date of grant.  The average exercise price of the options granted in 2001 was $7.84 per share.  The Company's stock price on the date of grant was $7.57 per share.  There were no options granted or exercised in 2010 and 2009.

On March 23, 2011 the board of directors approved a new plan subject to shareholder approval which would replace existing options at the current market price (See APPROVAL OF THE COMPANY’S 2011 STOCK OPTION PLAN below).

  Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of change in beneficial ownership of the Company's Shares.  Such officers and directors are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file.  Based solely on a review of the copies of such forms furnished to the Company, or written representations that no other reports were required, the Company believes that during 2010, its officers and directors complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following discussion describes the organizational structure of the Company's subsidiaries and affiliates.

Transco Realty Trust ("Transco")

Transco is a 47% shareholder of the Company and Mr. Maurice Wiener is its executive trustee and holds approximately 33% of its stock.  Mr. Rothstein serves as a trustee and an officer of Transco.  Mr. Comita serves as a trustee of Transco.

HMGA, Inc. (the "Adviser") and Subsidiaries

The day-to-day operations of the Company are handled by the Adviser. Reference is made to "Approval of Advisory Agreement" below for further information about the duties and remuneration of the Adviser.  The Adviser is majority-owned by Mr. Maurice Wiener, its chairman and chief executive officer.

Courtland Investments, Inc. ("CII")

The Company holds a 95% non-voting interest and Masscap Investment Company ("Masscap") holds a 5% voting interest in CII.  In May 1998, the Company and Masscap entered into a written agreement in order to confirm and clarify the terms of their previous continuing arrangement with regard to the ongoing operations of CII, all of which provide the Company with complete authority over all decision making relating to the business, operation, and financing of CII consistent with the Company's status as a real estate investment trust.

CII and its wholly-owned subsidiary own 100% of Grove Isle Club, Inc., Grove Isle Yacht Club Associates, Grove Isle Marina, Inc., CII Spa, LLC, Courtland Bayshore Rawbar, LLC and it also owns 15% of Grove Isle Associates, Ltd., (the Company owns the other 85%).

T.G.I.F. Texas, Inc. (“T.G.I.F.”)

CII owns approximately 49% of the outstanding shares of T.G.I.F.  Mr. Maurice Wiener is a director and Chairman of T.G.I.F. and owns, directly and indirectly, approximately 18% of the outstanding shares of T.G.I.F.  T.G.I.F. also owns 10,000 shares of the Company.

The following discussion describes all material transactions, receivables and payables involving related parties.  The Company believes that all of the transactions described below were on terms as favorable to the Company as comparable transactions with unaffiliated third parties.

The Adviser

As of December 31, 2010 and 2009, the Adviser owed the Company approximately $398,000.  Amounts due from the Adviser bear interest at the prime rate plus 1% payable monthly, with principal due on demand.

The Adviser leases its executive offices from CII pursuant to a lease agreement. This lease agreement is at the going market rate for similar property and calls for base rent of $48,000 per year payable in equal monthly installments.  Additionally, the Adviser is responsible for all utilities, maintenance, and security expenses relating to the leased premises.  The lease term is five years expiring in November 2014.

In August 2004, HMG Advisory Bayshore, Inc. ("HMGABS") (a wholly owned subsidiary of the Adviser) was formed for the purposes of overseeing the Monty's restaurant operations acquired in August 2004.  HMGABS earned management fees of $25,000 per year from Bayshore Rawbar, LLC.  In 2010 all outstanding and unpaid management fees due to HMGABS of approximately $133,000 were forgiven and not paid.

South Bayshore Associates ("SBA")

SBA is a joint venture in which Transco and the Company hold interests of 25% and 75%, respectively.  The sole major asset of SBA is a demand note from Transco, bearing interest at the prime rate, with an outstanding balance of approximately $300,000 in principal and interest as of December 31, 2010 and 2009.

The Company also holds a demand note from SBA bearing interest at the prime rate plus 1% with an outstanding balance as of December 31, 2010 and 2009, of approximately $1,145,000 and $1,125,000, in principal and accrued interest, respectively.  Interest payments of $10,000 were made in 2010 and 2009, respectively.  Accrued and unpaid interest is not added to the principal.  Because the Company consolidates SBA, the note payable and related interest income is eliminated in consolidation.

CII

The Company holds a demand note due from its 95%-owned consolidated subsidiary, CII, bearing interest at the prime rate plus 1% with an outstanding balance of $1,331,000 and $2,473,000 as of December 31, 2010 and 2009, respectively.  Repayments from CII to the Company during 2010 and 2009 were $1,142,000 and $190,000, respectively.  Advances from the Company to CII during 2009 were $100,000.  There were no advances made in 2010.  Accrued and unpaid interest is capitalized and included in advances.  Because CII is a consolidated subsidiary of the Company, the note payable and related interest is eliminated in consolidation.

In 1986, CII acquired from the Company the rights to develop the marina at Grove Isle for a promissory note of $620,000 payable at an annual rate equal to the prime rate.  The principal is due on demand.  Interest payments are due annually in January.  Because the Company consolidates CII, the note payable and related interest income is eliminated in consolidation.

Courtland Houston, Inc. (“CHI”)

CHI is 80% owned by CII and 20% owned by Bernard Lerner, its sole employee.  CHI was formed with a $140,000 investment by CII and engages in commercial leasing activities in Texas and earns revenues from commissions and consulting services.  Mr. Bernard Lerner is a cousin of the Company's Chairman and Chief Executive Officer, Mr. Maurice Wiener.  For the years ended December 31, 2010 and 2009, Mr. Lerner was paid a salary of $85,000.  For the years ended December 31, 2010 and 2009, CHI earned commission revenue of approximately $100,000 and $50,000, respectively.

CII Spa, LLC (“CIISPA”)

In September 2004 the Company entered into an agreement with the lessee and operator of the Grove Isle property to develop and operate the Grove Isle Spa.  A subsidiary of the Company, CIISPA and the lessee formed a Delaware limited liability company, Grove Spa, LLC (“GS”) which is owned 50% by CIISPA and 50% by the tenant operator of Grove Isle, Grand Heritage Hotel Group, LLC (“GH”). Operations commenced in March 2005 and GS sub-leases the Spa property from the GH for $10,000 per year, plus GS pays all real estate taxes, insurance, utilities and all other costs relating to Grove Isle Spa. The initial term of the sublease commenced on September 15, 2004 and ends on November 30, 2016, with the GS having the right to extend the term for two additional consecutive 20 year terms on the same terms as the original sublease.

T.G.I.F.

As of December 31, 2010 and 2009, CII owed approximately $3,383,000 and $3,561,000, respectively, to T.G.I.F. All advances between CII and T.G.I.F. are due on demand and bear interest at the prime rate plus 1%.  All interest due has been paid.  As of December 31, 2010 and 2009, T.G.I.F. had amounts due from Mr. Maurice Wiener of approximately $707,000.  These amounts are due on demand and bear interest at the prime rate. All interest due has been paid.  Mr. Maurice Wiener received consulting and director's fees from T.G.I.F of approximately $22,000 for the years ended December 31, 2010 and 2009, respectively.  Also, T.G.I.F. owns 10,000 shares of the Company which were purchased in 1996 at the market value.  In 2010 and 2009, T.G.I.F. declared and paid a cash dividend of $.05 per share, respectively.  CII’s portion of the dividends was approximately $140,000.

APPROVAL OF RENEWAL
OF THE ADVISORY AGREEMENT

The Advisory Agreement.  At the 2010 Annual Meeting of Shareholders, the advisory agreement (the "Advisory Agreement") between the Company and HMG Advisory Corp. (now HMGA, Inc.), (the "Adviser") was renewed for a one-year term expiring on December 31, 2011.  On August 5, 2010, the shareholders approved the renewal of the Advisory Agreement between the Company and the Adviser for a term commencing January 1, 2011 and expiring December 31, 2011.

Under the terms of the Advisory Agreement, the renewal must be approved by the holders of a majority of the Shares.  If the shareholders approve the Advisory Agreement, it will be renewed for a one-year term.

The Adviser is majority owned by Mr. Maurice Wiener with the remaining shares owned by certain officers, including Mr. Rothstein.  The officers and directors of the Adviser are as follows: Maurice Wiener, Chairman of the Board and Chief Executive Officer; Larry Rothstein, President, Treasurer, Secretary and Director; and Carlos Camarotti, Vice President Finance and Assistant Secretary.

The following description of the Advisory Agreement contains a summary of its material terms.

General Provisions.  The Advisory Agreement is not assignable without the consent of the unaffiliated directors of the Company and the Adviser.  The Advisory Agreement provides that officers, directors, employees and agents of the Adviser or of its affiliates may serve as directors, officers or agents of the Company.

Duties of Adviser.  The Adviser in performing its duties under the Advisory Agreement is at all times subject to the supervision of the directors of the Company and has only such authority as the directors’ delegate to it as their agent.  The Adviser counsels and presents to the Company investments consistent with the objectives of the Company and performs such research and investigation as the directors may request in connection with the policy decisions as to the type and nature of investments to be made by the Company.  Such functions include evaluation of the desirability of acquisition, retention and disposition of specific Company assets. The Adviser also is responsible for the day-to-day investment operations of the Company and conducts relations with mortgage loan brokers, originators and servicers, and determines whether investments offered to the Company meet the requirements of the Company. The Adviser provides executive and administrative personnel, office space and services required in rendering such services to the Company.  To the extent required to perform its duties under the Agreement, the Adviser may deposit into and disburse from bank accounts opened in its own name any money on behalf of the Company under such terms and conditions as the Company may approve.

Allocation of Expenses. Under the Advisory Agreement, the Adviser pays: all salary and employment expenses of its own personnel and of the officers and employees of the Company who are affiliates of the Adviser; all of the administrative, rent and other office expenses (except those relating to a separate office, if any, maintained by the Company) relating  to its services as Adviser; and travel (to the extent not paid by any party other than the Company or the Adviser) and advertising expenses incurred in seeking investments for the Company.

The Company is required to pay all expenses of the Company not assumed by the Adviser, including, without limitation, the following: (a) the cost of borrowed money; (b) taxes on income, real property and all other taxes applicable to the Company; (c) legal, accounting, underwriting, brokerage, transfer agent's, registrar's, indenture trustee's, listing, registration and other fees, printing, engraving, and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's securities; (d) fees and expenses of advisors and independent contractors, consultants, managers and other agents employed directly by the Company; (e) expenses connected with the acquisition, disposition or ownership of mortgages or real property or other investment assets, including, to the extent not paid by any party other than the Company or the Adviser, but not limited to, costs of foreclosure, costs of appraisal, legal fees and other expenses for professional services, maintenance, repairs and improvement of property, and brokerage and sales commissions, and expenses of maintaining and managing real property equity interests; (f) the expenses of organizing or terminating the Company; (g) all insurance costs (including the cost of directors' liability insurance) incurred in connection with the protection of the Company's property as required by the directors; (h) expenses connected with payment of dividends or interest or distributions in cash or any other form made or caused to be made by the directors to holders of securities of the Company, including a dividend reinvestment plan, if any; (i) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing checks, certificates for securities and proxy solicitation materials and reports to holders of the Company's securities; (j) to the extent not paid by borrowers from the Company, the expenses of administering, processing and servicing mortgage, development, construction and other loans; (k) the cost of any accounting, statistical, or bookkeeping equipment necessary for the maintenance of the books and records of the Company; (1) general legal, accounting and auditing fees and expenses; (m) salaries and other employment expenses of the personnel employed by the Company who are not affiliates of the Adviser, fees and expenses incurred by the directors, officers and employees in attending directors' meetings, and fees and travel and other expenses incurred by the directors and officers and employees of the Company who are not affiliates of the Adviser.  Expenses relating to the grant of options to all directors, officers and key employees of the Company under a plan approved by the shareholders of the Company are borne by the Company.

Remuneration of the Adviser. For services rendered under the Advisory Agreement that was in effect during 2010, the Adviser was entitled to receive as regular compensation a monthly fee equal to the sum of (a) $85,000 (equivalent to $1,020,000 per year) and (b) 20% of the amount of any unrefunded commitment fees received by the Company with respect to mortgage loans and other commitments which the Company was not required to fund and which expired within the next preceding calendar month.  For the years ended December 31, 2010 and 2009, the Company and its subsidiaries incurred Adviser Fees of $1,020,000 which represented regular compensation for 2010 and 2009.  There was no incentive compensation for 2010 and 2009.  The Adviser will continue to receive the incentive compensation outlined below.

The Advisory Agreement also provides that the Adviser shall receive incentive compensation for each fiscal year of the Company equal to the sum of (a) 10% of the realized capital gains (net of accumulated net realized capital losses) and extraordinary nonrecurring items of income of the Company for such year, and (b) 10% of the amount, if any, by which Net Profits of the Company exceed 8% per annum of the Average Net Worth of the Company.  "Net Profits" is defined as the gross earned income of the Company for such period (exclusive of gains and losses from the disposition of assets), minus all expenses other than non-cash charges for depreciation, depletion and amortization and the incentive compensation payable to the Adviser, and minus all amounts expended for mortgage amortization on long-term mortgage indebtedness, excluding extraordinary and balloon payments.  "Average Net Worth" is defined as the average of the amount in the shareholders' equity accounts on the books of the Company, plus the accumulated non-cash reserves for depreciation, depletion and amortization shown on the books of the Company, determined at the close of the last day of each month for the computation period.

If and to the extent that the Company requests the Adviser, or any of its directors, officers, or employees, to render services for the Company, other than those required to be rendered by the Adviser under the Advisory Agreement, such additional services are to be compensated separately on terms to be agreed upon between such party and the Company from time to time, which terms must be fair and reasonable and at least as favorable to the Company as similar arrangements for comparable transactions of which the Company is aware with organizations unaffiliated with the Adviser.  The Adviser received $19,000 in 2010 and 2009 for managing certain of the Company's affiliates.  Set forth below is the aggregate compensation paid to the Adviser during the two fiscal years ended December 31, 2010 and 2009.

Form of Compensation	Amount
	2010	2009
Regular Compensation	$1,020,000	$1,020,000
Management Fees	19,000	19,000
Total	$1,039,000	$1,039,000

Brokerage Fees Paid the Adviser.  Under the Advisory Agreement, the Adviser and its affiliates are prohibited from receiving from the Company any brokerage or similar fees for the placement of mortgages or other investments with the Company. However, the Adviser and its affiliates can receive normal brokerage commissions from borrowers in connection with transactions involving the Company, provided that such commissions are fully disclosed to all directors of the Company and the directors approve of the transaction and that such commissions (which to the extent paid by the borrower and retained by the Adviser or its affiliates may reduce the yield to the Company) are fair and reasonable and in accord with the prevailing rates in the locality in which the transaction is consummated for the type of conditions, receive normal brokerage commissions from sellers, buyers, lessees and other parties with whom the Company engages in transactions.

Management of the Adviser.  Set forth below are the names, offices with the Adviser and principal occupations of the current executive officers and directors of the Adviser.

Name and Offices with the Adviser	Principal Occupation
Maurice Wiener Chairman of the Board of Directors and Chief Executive Officer	See "Election of Directors."
Larry Rothstein President, Treasurer, Secretary and Director	See "Election of Directors."
Carlos Camarotti Vice President-Finance and Assistant Secretary	Vice President and Assistant Secretary of the Adviser

An affirmative vote by the holders of a majority of the Shares entitled to vote at the Annual Meeting of Shareholders is required for approval of the Advisory Agreement.

Our Board of Directors unanimously recommends that the shareholders approve the renewal of the Advisory Agreement.

APPROVAL OF THE COMPANY’S
2011 STOCK OPTION PLAN

In order to provide additional incentives to the Company’s officers, key employees and directors to work toward the Company’s continued success and to remain in its employ, on March 23, 2011 the Stock Option Committee of the Board of Directors adopted the HMG/Courtland Properties, Inc. 2011 Stock Option Plan (the “Plan”), subject to shareholders’ approval.  The following summary of the Plan is qualified by reference to its text which is available upon request from the Secretary of the Company.

The Plan will be administered by the Stock Option Committee (the "Committee") of the Board of Directors composed of two directors.  The current members of the Committee are Messrs. Arader and Comita.  The Committee is authorized to grant options to officers, key employees and directors of the Company.  Officers and key employees of the Company will be eligible for selection by the Committee to participate in the Plan as grantees of "Incentive Stock Options" or "Nonqualified Options."  Incentive Stock Options are options that qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986.  Nonqualified Options are options that are not Incentive Stock Options.  Members of the Boards of the Company and of the Adviser and officers and key employees of the Adviser shall also be eligible for selection by the Committee to participate in the Plan as grantees of Incentive Stock Options or of Nonqualified Options, but only if they are also officers or employees of the Company or a Subsidiary.  Members of the Boards of the Company, a Subsidiary or the Adviser and employees of the Adviser who are not also officers or employees of the Company or a Subsidiary shall be eligible for selection by the Committee to participate in the Plan as grantees only of Nonqualified Options.  A person who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options if the Committee shall so determine.  Approximately 7 officers, key employees and directors are presently eligible for participation.  Not more than 120,000 Shares may be issued under the Plan.  Moreover, the aggregate fair market value of shares with respect to which Incentive Stock Options may become exercisable for the first time by a grantee during any calendar year may not exceed $100,000.  The closing price of Shares on the NYSE Amex Exchange on March 23, 2011 was $4.80. Options may be granted until March 30, 2021.  The Plan provides for appropriate adjustment to the number of Shares subject to options and available for future grants and to the purchase prices if there is a change in the number or terms of outstanding Shares as a result of stock dividends or stock splits, mergers or other recapitalizations of the Company.

The terms of options will be set by the Committee subject to certain limitations.  Options may be exercisable at a price not less than the fair market value of the Shares on the date of the grant.  Upon termination of an option holder's employment, his option will automatically expire unless termination was by reason of death, retirement or disability.  In the event of the death of a grantee, the option may be exercised for a period of six months.  If a grantee's employment should be terminated due to retirement or disability, the option may be exercised to the extent exercisable at the time of termination for a period of up to one year.

The purchase price of Shares acquired upon exercise of an option may be paid (I) in cash, (ii) by exchanging Shares already owned by the option holder, for which credit will be given in an amount equal to the then fair market value of the Shares exchanged, (iii) by a promissory note issued by the purchaser to the Company, or (iv) in a combination of the foregoing.

Any promissory note used to pay the purchase price will bear interest, payable quarterly, at the minimum rate necessary to avoid the imputation to the Company of interest income for federal income tax purposes.  The principal of the note will be due five years from the date of exercise unless an earlier payment date is set by the Committee at the time of exercise or is required by regulations of the Federal Reserve System governing the extension of credit to buy margin stock.  The note will also become due one year after termination of the purchaser's employment with the Company, a subsidiary or the Adviser, as the case may be.  Payment of a note delivered upon exercise of an option will be secured by the pledge of the Shares purchased, and the note may provide that the purchaser will have no personal liability on the note beyond the pledged Shares.

Federal income tax consequences of grant of options.  Under the Plan, the Company may grant the option to purchase Shares at a designated price in the future.  The Company may grant either Incentive Stock Options or Nonqualified Options.  The tax consequences of these two types of options are different, from both the grantees’ and the Company’s perspectives.

In the case of a Nonqualified Option, for purposes of federal income taxes, a grantee will realize no income upon the grant of an option to him.  When he exercises an option and pays for it in full in cash, he will realize ordinary income equal to the excess of the fair market value of the Shares purchased, at the time of exercise, over the option price.  The Company will receive a deduction equal to the ordinary income realized by the grantee upon exercise.  If the grantee uses previously owned Shares to pay all or a portion of the purchase price, no capital gain will be realized upon the exchange of such Shares for an equal number of option Shares.  However, the grantee will realize ordinary income equal to the full amount of the difference between the fair market value of the Shares received and the option price attributable to such Shares.  Generally, payment of part of the purchase price by a note will be treated the same as payment with cash.  However, if the option holder is not personally liable under a note delivered in partial payment of the purchase price, the Internal Revenue Service may take the view that no income is realized until such time as the note is paid substantially or in full.

In the case of an Incentive Stock Option, for purposes of federal income taxes, a grantee will realize no income upon the grant of the option, nor upon its exercise provided the employment and holding period requirements described below are met.  However, to avoid taxation at exercise, the grantee must, generally speaking, have remained in the Company's or a subsidiary's employ from the time the option is granted until three months before its exercise. (The employment requirement does not apply in the case of the employee's death.) Also, the employee cannot dispose of the shares acquired upon exercise of the option until at least two years after the option was granted and one year after the option was exercised.  If these employment and holding period requirements are met, no income will be realized by the option holder until the shares acquired upon exercise of the option are sold.

The Company gets no deduction in connection with an Incentive Stock Option provided the employment and holding period requirements are met.  If either of these requirements is not met the Company can deduct, as a business deduction, an amount equal to the gain realized by the grantee at the time the option was exercised.

As a result of the Company's acceptance of notes in payment of the purchase price, the Company will be required to comply with applicable regulations of the Federal Reserve System.  These regulations may require the Company to register with the Federal Reserve System and may impose certain restrictions on the disposition of Shares pledged to the Company.

Grant of Options.  Subject to approval of the Plan by the shareholders, the Committee has granted options to certain officers and directors of the Company as follows:
Officers and/or Directors	No. of Shares
Maurice Wiener, CEO and Chairman of the Board	40,500 shares
Larry Rothstein, Director, President and Secretary	29,900 shares
Carlos Camarotti, Vice President and Assistant Secretary	8,700 shares
Bernard Lerner, Vice President	8,000 shares
Walter Arader, Director	5,000 shares
Harvey Comita, Director	5,000 shares
Richard Wiener, Director	5,000 shares

All of the options were granted at the market price as of March 23, 2011 (date of grant) of $4.80 with the exception of those options granted to Maurice Wiener which are exercisable at $5.28 per share.

An affirmative vote by the holders of a majority of the Shares entitled to vote at the Annual Meeting of Shareholders is required for approval of the Company's 2011 Stock Option Plan.

Our Board of Directors unanimously recommends that the shareholders approve the Company's 2011 Stock Option Plan.

SOLICITATION OF PROXIES

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company personally, by telephone, by electronic mail or by telegraph.

OTHER BUSINESS

The Board of Directors is not aware of any business other than those items referred to above to be presented for action at the meeting. However, should any other matters requiring a vote of the shareholders arise, the agents named in the accompanying proxy will vote in accordance with their own best judgment.

PROPOSALS FOR NEXT YEAR'S MEETING

Shareholder proposals intended to be presented in the Company's proxy materials for the next Annual Meeting of Shareholders must be received by March 31, 2012, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission. A shareholder who wishes to make a proposal at the next Annual Meeting of Shareholders without including the proposal in the Company's proxy statement must notify the Company by May 29, 2012.  If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies the Company solicits for the next Annual Meeting of Shareholders will have discretionary authority to vote on the proposal.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may communicate with the Board of Directors or with the independent directors as a group by sending correspondence, in care of the Company's Secretary, HMG/Courtland Properties, Inc., 1870 South Bayshore Drive, Coconut Grove, Florida 33131, with an instruction to forward the communication to the particular director or directors. The Company's Secretary will promptly forward all such shareholder communications to that director or directors.

HOUSEHOLDING INFORMATION

The SEC adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders.  This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

The Company and a number of brokers with accountholders who are shareholders of the Company will be "householding" the Company's proxy materials and annual report.  As indicated in the notice previously provided by the Company and these brokers to the Company's shareholders, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder.  Once you have received notice from the Company or your broker that it or they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement or annual report, please contact the Company at the address or telephone number appearing on the first page of this proxy statement, directing your request to the attention of the Secretary, or notify your broker.

Shareholders who currently receive multiple copies of the proxy statement or annual report at their address and would like to request "householding" of their communications should contact the Company at the address appearing on the first page of this proxy statement, directing the request to the attention of the Secretary, or should contact their broker.

_________________________________________________

A copy of the Annual Report on Form 10-K for the year ended December 31, 2010 including financial statements and schedules thereto, filed with the Securities and Exchange Commission, may be obtained by shareholders without charge upon written request to: Secretary, HMG/Courtland Properties, Inc., 1870 South Bayshore Drive,
Coconut Grove, Florida 33133

YOU CAN SAVE YOUR COMPANY ADDITIONAL EXPENSE BY SIGNING AND
RETURNING YOUR PROXY AS PROMPTLY AS POSSIBLE
_________________________________________________

FORM OF PROXY
Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
HMG/COURTLAND PROPERTIES, INC.

August 25, 2011

Please Detach and Mail in the Envelope Provided

☒	Please mark your
votes as in this sample

		For	Withheld	Nominees:	M. Wiener		For	Against	Abstain
1.	Election of Directors	☐	☐		L. Rothstein W. Arader R. Wiener H. Comita	2. Approval of renewal of the Advisory Agreement between Company and HMG Advisory Corp.	☐	☐	☐
FOR except vote withheld from the following nominees: ___________________________						3. Approval of 2011 Stock Option Plan	☐	☐	☐

4.      In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof, all in accordance with the Company's Proxy Statement, receipt of which is hereby acknowledged.

This proxy when properly executed will be voted in accordance with the above instructions. In the absence of such specifications this proxy will be voted FOR Proposals 1, 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Signature(s) __________________________________________________	Date __________________________________

Note:  (Please sign exactly as your name appears.  Persons signing as executors, trustees, guardians, etc. please so indicate when signing.)

July 8, 2011

Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549

RE:	HMG/Courtland Properties, Inc. (“HMG”)
File No. 1-7865 - Preliminary Proxy Statement/Stock Option Plan

Dear Sir or Madam:

On behalf of HMG and pursuant to the instructions set forth in Item 10 of Regulation 14A under the Securities Exchange Act of 1934, attached as an appendix to HMG’s Preliminary Proxy Statement is a copy of HMG’s 2011 Stock Option Plan to be voted upon by HMG’s shareholders at its 2011 Annual Meeting.  The options subject to HMG’s 2011 Stock Option Plan will not be registered under the Securities Act of 1933, but will be exempt pursuant to Section 4(2) thereof, since options will only be granted to officers, directors and key employees of HMG and its affiliates, which currently consists of seven persons.

Sincerely, Larry Rothstein President and Secretary

Attachment

HMG/COURTLAND PROPERTIES, INC.

2011 STOCK OPTION PLAN

1.  Definitions

As used in this Plan, the following definitions apply to the terms indicated below:

“Advisor” means HMGA, Inc. or such other entity as shall be serving at the time as investment advisor to the Company pursuant to a written advisory agreement.

“Board” means the Board of Directors of the Company or of the Advisor as the context requires.

“Committee” means the Stock Option Committee appointed by the Board as provided in Section 4 hereof to administer the Plan.

“Company” means HMG/Courtland Properties, Inc., a Delaware corporation.

“Fair Market Value” of a Share on a given day means, if quotations are available the closing sale price of a Share on the preceding business day as appearing in any regularly published reporting or quotation service.  If there is no such closing sale price, the Fair Market Value of a share on a given day shall be determined by the Committee as of the close of business on the preceding business day taking into account all relevant facts and circumstances.

“Grantee” means a person who is either an Optionee or an Optionee-Shareholder.

“Incentive Stock Option” means an Option that qualifies as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code.

“Nonqualified Option” means an option that is not an Incentive Stock Option.

“Option” means a right to purchase Shares under the terms and conditions of this Plan.

“Optionee” means a person other than an Optionee-Shareholder to whom an option is granted under this Plan.

“Optionee-Shareholder” means a person to whom an option is granted under this Plan and who at the time such Option is granted owns, actually or constructively, stock of the Company or of a Parent or Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Company or of such Parent or Subsidiary.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of the corporations in the unbroken chain (other than the Company) owns stock possessing 50% or more of the total combined voting power, of all classes of stock in one of the other corporations in the chain.

“Plan” means this HMG/Courtland Properties, Inc. 2011 Stock Option Plan, including any amendments to the Plan.

“Share” means a share of the Company’s common stock, par value $1 per share, now or hereafter owned by the Company as treasury stock, or authorized but unissued shares of the Company’s common stock, subject to adjustment as provided in this Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of the corporations in the unbroken chain (other than the last corporation in the chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Options shall be deemed “granted” under this Plan on the date on which the Committee, by appropriate action, approves the grant of an Option hereunder or on such subsequent date as the Committee may designate.

As used herein, the masculine includes the feminine, the plural includes the singular, and the singular includes the plural.

2.  Purpose

The purposes of the Plan are as follows:

To secure for the Company and its shareholders the benefits arising from share ownership by those officers and key employees of the Company and its Subsidiaries and those Board members who will be responsible for the Company’s future growth and continued success.  The Plan is intended to provide an incentive to officers, key employees and Board members by providing them with an opportunity to acquire an equity interest or increase an existing equity interest in the Company, thereby increasing their personal stake in its continued success and progress.

To enable the Company and its Subsidiaries to obtain and retain the services of key employees and Board members, by providing such key employees and Board members with an opportunity to acquire Shares under the terms and conditions and in the manner contemplated by this Plan.

3   Plan Adoption and Term

This Plan shall become effective upon its adoption by the Board or by the Committee acting pursuant to authority duly vested in it by the Board, and Options may be issued upon such adoption and from time to time thereafter.  If the Plan is adopted by the Committee, it shall be submitted to the Board for its approval at the next regularly scheduled meeting of the Board.

This Plan shall be submitted to the Company’s shareholders for their approval within 12 months of the date of its adoption by the Committee or Board.  Shareholder approval shall be obtained either by unanimous written consent of all shareholders or by the affirmative vote, at a duly called shareholder’s meeting, of a majority of all shares entitled to vote upon the matter.  If such shareholder approval is not obtained within 12 months of the date of adoption of this Plan, then the Plan and all options then outstanding under it shall forthwith automatically terminate and be of no force and effect.

Subject to the provisions hereinafter contained relating to amendment or discontinuance, this Plan shall continue to be in effect for ten years from the date of adoption of this Plan by the Committee or the Board or the date of shareholder approval, whichever is earlier.  No Options may be granted hereunder except within such period of ten years, but Options granted within such ten year period may extend beyond the termination date of this Plan.

4.   Administration of Plan

Except to the extent required in order to qualify for exemptive relief under Rule 16b-3 or its successor provision under the Securities Exchange Act of 1934, as amended (“Exchange Act”), in which case the Board of the Company shall administer the Plan (and all applicable provisions of the Plan, including any reference herein to the “Committee”, shall be construed accordingly), the Plan shall be administered by the Committee.  The Committee shall consist of at least two persons, who shall be directors of the Company.  The Committee shall select one of its members as Chairman and shall make such rules and regulations as it shall deem appropriate concerning the holding of its meetings and transaction of its business.  A majority of the whole Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.  Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board.

Except as otherwise expressly provided in this Plan, the Committee shall have authority to interpret the provisions of the Plan, to construe the terms of any option, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of options granted hereunder, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan.  Without limiting the foregoing, the Committee, shall, to the extent and in the manner contemplated herein, exercise the discretion granted to it to determine who shall participate in the Plan, how many Shares shall be sold to each such participant, and the prices at which Shares shall be sold to participants.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.

No member of the Committee shall be liable for any action taken or omitted or any determination made by him in good faith relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the Plan, unless arising out of such person’s own fault or bad faith.

Any power granted to the Committee either in this Plan or by the Board, except the power to grant Options or to determine the eligibility of individual employees to participate in the Plan, may at any time be exercised by the Board, and any determination by the Committee, other than with respect to the grant of Options or the determination of eligibility of individual employees to participate in the Plan, shall be subject to review and reversal or modification by the Board on its own motion.

5.  Eligibility

Officers and key employees of the Company and its Subsidiaries shall be eligible for selection by the Committee to participate in the Plan as Grantees of Incentive Stock Options or of Nonqualified Options.  Members of the Board of the Company or of the Advisor and officers and key employees of the Advisor shall also be eligible for selection by the Committee to participate in the Plan as Grantees of Incentive Stock Options or of Nonqualified Options, but only if they are also officers or employees of the Company or a Subsidiary.  Members of the Board of the Company, a Subsidiary or the Advisor and employees of the Advisor who are not also officers or employees of the Company or a Subsidiary shall be eligible for selection by the Committee to participate in the Plan as Grantees only of Nonqualified Options.  A person who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.

6.  Options

Subject to adjustment as provided in Paragraph 13 hereof, Options may be issued pursuant to the Plan for the purchase of not more than 120,000 Shares; provided, however, that if prior to the termination of the Plan, an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

Each Option granted under the Plan shall be evidenced by an Option certificate in such form, not inconsistent with this Plan, as the Committee may adopt for general use or for specific cases from time to time.  Such Option certificate shall designate each Option either as an Incentive Stock Option or as a Nonqualified Option.

The aggregate Fair Market Value (determined as of the time options are granted) of the Shares with respect to which Incentive Stock Options may become exercisable for the first time by a Grantee during any calendar year (whether granted under this Plan or any other plan of the Company or any Parent or Subsidiary) shall not exceed $100,000.  To the extent (and only to the extent) that any Incentive Stock Option shall be or become exercisable in violation of this restriction, such Incentive Stock Option shall be deemed to be a Nonqualified Option.

In the discretion of the Committee, any Option may be accompanied by a reload option.  A reload option gives a Grantee a new Option to acquire the number of Shares that the Grantee uses to pay the purchase price upon exercise of an Option.  A reload option shall be subject to all the same terms and conditions as the original Option except that (I) the exercise price of the Shares subject to the reload option shall be determined at the time the original Option is exercised, and (ii) the reload option shall conform to all provisions of the Plan in effect at the time the original Option is exercised.

7. Option Price

The purchase price per Share deliverable upon the exercise of an Option shall be determined by the Committee; provided, however, that the purchase price per Share at which Shares may be purchased pursuant to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of such Shares on the date an Incentive Stock Option is granted to an Optionee and shall not be less than 110% of the Fair Market Value of such Shares on the date an Incentive Stock Option is granted to an Optionee-Shareholder.  In no event shall the purchase price per share under any option be less than the par value of one share.

Payment of the purchase price for Shares purchased under an option shall be made upon exercise of the option (1) in cash, (2) in Shares valued at their Fair Market Value on the date of exercise, (3) subject to the conditions and limitations below, by execution and delivery of the Grantee’s promissory note, or (4) by any combination of the foregoing methods of payment.  Any payment in Shares shall be effected by the delivery to the Company of the certificates) representing such Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank.

Provided the Grantee is, at the time of exercise, an officer, employee or director of the Company, a Subsidiary or the Advisor, the Grantee may elect to pay a portion of the purchase price, but in no event more than the lesser of (i) the amount by which such price exceeds the aggregate par value of the Shares being purchased, or (ii) the maximum amount of credit that may be extended by the Company, secured by Shares pledged by such Grantee as described below, in accordance with Regulation G of the Board of Governors of the Federal Reserve System (or any successor regulation), by delivery to the Company of the Grantee’s promissory note, in form and substance satisfactory to the Committee, in the principal amount thereof.  The Grantee’s promissory note, if any, may be nonrecourse if the Grantee shall so elect, and shall bear interest, payable quarterly in arrears on the first day of each quarter of the Company’s fiscal year, at the lowest applicable federal interest rate (as promulgated by the Secretary of the Treasury) for the month in which the note is executed (or at such other rate as is the lowest annual rate which will avoid imputation of interest under Section 483 of the Internal Revenue Code).  Payments of principal of the note shall be made at such time or times as the Committee, at or before the option is exercised, may determine, provided that, in any event, or if the Committee shall not have specified an earlier maturity date, the note shall be paid in full no later than the earlier of five years from the date of exercise or one year from such date, if any, as the maker may cease to be an employee, officer or director of the Company, a Subsidiary or the Advisor.

As security for the prompt payment when due of all amounts owing under any note delivered by a Grantee in payment of any portion of the purchase price of Shares under paragraph as described above, the Grantee (and, if such Shares are to be registered in joint name, all joint owners) shall pledge to the Company all of the Shares being purchased.  The Grantee may, but shall not be required to, pledge Shares otherwise owned at the time by the Grantee, if not subject to any other pledge, lien or security interest (whether in favor of the Company or any other person), as additional collateral security for such Grantee’s note.  In connection with each such pledge, the Grantee (and any joint owner of Shares being pledged) shall execute and deliver to the Company a security agreement, in form and substance satisfactory to the Committee, and shall deliver to the Company all certificates representing the pledged Shares (other than the certificate for Shares then being purchased, which shall be delivered to the company upon issuance), and stock powers duly executed by the Grantee (and any joint owner) in blank.

8. Duration of Options

Each Option and all rights thereunder shall expire and the Option shall no longer be exercisable on a date not later than ten years from the date on which the Option was granted; provided, however, that any Incentive Stock Option granted to an Optionee-Shareholder and all rights thereunder shall expire and such Incentive Stock Option shall no longer be exercisable on a date not later than five years from the date on which such Incentive Stock Option was granted. Options may expire and cease to be exercisable on such earlier date as the Committee may determine at the time of grant.  All Options regardless of to whom granted shall be subject to earlier termination as provided herein.

9. Conditions Relating to Exercise of Options

The Shares subject to any Option may be purchased at any time during the term of the Option, unless, at the time an Option is granted, the Committee shall fix a later date or dates on which the Option shall become exercisable in whole or part.  Any such terms regarding delayed exercisability of an Option shall be included in the option certificate.  To the extent an Option is not exercised when it becomes initially exercisable, or is exercised only in part, the Option or remaining part thereof shall not expire but shall be carried forward and shall be exercisable until the expiration or termination of the Option.  Partial exercise is permitted from time to time provided that no partial exercise of an Option shall be for a number of Shares having a purchase price of less than $1,000.

No Option shall be transferable by the Grantee thereof other than by will or by the laws of descent and distribution and Options shall be exercisable during the lifetime of a Grantee only by such Grantee or, to the extent that such exercise would not prevent an Incentive Stock Option from qualifying as such under the Internal Revenue Code, by his or her guardian or legal representative.

Certificates for Shares purchased upon exercise of Options shall be issued either in the name of the Grantee or in the name of the Grantee and another person jointly with the right of survivorship (or, in the event of the Grantee’s death, in the name of the Grantee’s executors or administrators as such).  Subject to the provisions of Paragraph 7, such certificates shall be delivered as soon as practical following the date the Option is exercised.

An Option shall be exercised by the delivery to the Company at its principal office, to the attention of its Secretary, of written notice of the number of Shares with respect to which the Option is being exercised, and of the name or names in which the certificate for the Shares is to be issued, and by paying the purchase price for the Shares in accordance with Paragraph 7 hereof.

Notwithstanding any other provision in this Plan, no Option may be exercised unless and until (I) this Plan has been approved by the Board and by the shareholders of the Company, and (ii) the Shares to be issued upon the exercise thereof have been registered under the Securities Act of 1933 and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration.  The Company shall not be under any obligation to register under applicable Federal or state securities laws any Shares to be issued upon the exercise of an Option granted hereunder, or to comply with an appropriate exemption from registration under such laws in order to permit the exercise of an Option or the issuance and sale of Shares subject to such Option.  If the Company chooses to comply with such an exemption from registration, the certificates for Shares issued under the Plan, may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Shares represented thereby, and the Committee may also give appropriate stop-transfer instructions to the transfer agent of the Company.

Any person exercising an Option or transferring or receiving Shares shall comply with all regulations and requirements of any governmental authority having jurisdiction over the issuance, transfer, or sale of securities of the Company or over the extension of credit for the purposes of purchasing or carrying any margin securities, or the requirements of any stock exchange on which the Shares may be listed, and as a condition to receiving any shares, shall execute all such instruments as the Committee in its sole discretion may deem necessary or advisable.

Each Option shall be subject to the requirement that if the Committee shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effective or obtained free of any conditions not acceptable to the Committee.

10.   Effect of Termination of Employment or Death

In the event that a Grantee shall cease to be an employee, officer or director of the Company, a Subsidiary, or the Advisor for any reason other than death, disability, or retirement, and shall not then be serving the Company, a subsidiary or the Adviser in another of such positions, then all rights of any kind under any Option then held by such Grantee shall immediately lapse and terminate.

In the event of the death of any Grantee, any Option then held by such Grantee which shall not have lapsed or terminated prior to the Grantee’s death, shall, notwithstanding the termination date stated in such option, be exercisable by the executors or administrators of the Grantee’s estate for a period of six months after the Grantee’s death as to that number of Shares which were purchasable by the Grantee at the time of his or her death; provided, however, that in no case shall an Incentive Stock Option granted to an Optionee remain exercisable after a date ten years from the date on which such Incentive Stock Option was granted; nor shall an Incentive Stock Option granted to an Optionee-Shareholder remain exercisable after a date five years from the date on which such Incentive Stock option was granted.

In the event of that the employment of a Grantee with the Company, a Subsidiary, or the Advisor, or the membership of a Grantee on the Board of the Company or the Advisor, shall at any time be terminated due to retirement or disability, then any unexercised Option held by such Grantee shall expire on the earlier of twelve months from the date of termination of employment or membership on the Board, or the expiration date set forth in the Option.  During such period the Option shall be exercisable only to the extent it was exercisable at the time of termination.
Whether an authorized leave of absence or absence in military or government service shall constitute termination of employment shall be determined by the Committee.

11.   No Special Employment Rights

Nothing contained in the Plan or in any option shall confer upon any Grantee any right with respect to the continuation of his or her employment by the Company or a Subsidiary or interfere in any way with the right of the Company or a Subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Grantee from the rate in existence at the time of the grant of an Option.  Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

12.   Rights as a Shareholder

The Grantee of an option shall have no rights as a shareholder with respect to any Shares covered by the Option until the date such option is exercised.  Except as otherwise expressly provided in the Plan no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date of exercise.

13.   Anti-dilution Provision

Except as otherwise expressly provided herein, the following provisions shall apply to all Shares authorized for issuance and optioned, granted or awarded under the Plan:

In case the Company shall (i) declare a dividend or dividends on its Shares payable in shares of its capital stock, (ii) subdivide its outstanding Shares, (iii) combine its outstanding Shares into a smaller number of Shares, or (iv) issue any shares of capital stock by reclassification of its Shares (including any such reclassification in connection with a Consolidation or merger in which the Company is the continuing corporation), the number of Shares of capital stock authorized under the Plan will be adjusted proportionately.  Similarly, in any such event, there will be a proportionate adjustment in the number of shares of capital stock subject to unexercised Options (but without adjustment to the aggregate option price).

In the event that the outstanding common stock of the Company is changed or converted into, or exchanged for, a different number or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation or combination, appropriate adjustment will be made by the Committee in the number and kind of Shares for which Options may or may have been awarded under the Plan, to the end that the proportionate interests of Grantees shall be maintained as before the occurrence of such event; provided, however, that in the event of any kind of delayed transaction which may constitute a change in control of the Company, the Committee, with the approval of the majority of the members of the Board who are not then holding Options, may modify any and all outstanding Options so as to accelerate, as a consequence of or in connection with such transaction, a Grantee’s right to exercise any such option.

14.   Withholding Taxes

Whenever an Option is to be exercised under the Plan, the Company shall have the right to require the Grantee, as a condition of exercise of the option, to remit to the Company an amount sufficient to satisfy the Company’s (or a Subsidiary’s) Federal, state and local withholding tax obligation, if any, that will, in the sole opinion of the Committee, result from the exercise.

15.   Amendment of the Plan

The Plan may at any time or from time to time be terminated, modified or amended by a majority of the shareholders of the Company.  The Board may at any time and from time to time modify or amend the Plan in any respect, except that, without shareholder approval, the Board may not (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of Shares which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation under the Plan.  The termination or modification or amendment of the Plan shall not, without the consent of a Grantee affect his rights under an option previously granted to him or her.  With the consent of the Grantee, the Board may amend outstanding options in a manner not inconsistent with the Plan.

16.  Miscellaneous

This Plan grants powers to the Committee but does not require their exercise; nor shall any person, by reason of the adoption of this Plan, be deemed to be entitled to the grant of any Option; nor shall any rights begin to accrue under the Plan except as Options may be granted hereunder.

All expenses of the Plan, including the cost of maintaining records, shall be borne by the Company.

The adoption of this Plan shall not preclude the Board from granting stock options to any persons, whether in connection with their employment by the Company or a Subsidiary or otherwise, without reference to and outside of the Plan.

This Plan shall be subject to and shall be governed by the laws of Delaware.